                                                                  EXECUTION COPY

Exhibit 10.47
-------------

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT is made as of the 1st day of April, 2000 by and between David C. Carney, a resident of Commonwealth of Pennsylvania, (the "Employee"), and ImageMax, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

          WHEREAS, the Employee was retained by the Company to serve as a director in December, 1997;

          WHEREAS, the Company desires to continue to employ Employee and Employee desires to continue to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth;


          NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

        1.  Employment and Term.  The Company hereby employs and continues to
            -------------------
employ Employee and Employee hereby accepts employment with the Company, as (i) Chairman and (ii) Acting Chief Executive Officer, provided however, at any time during the Term (as defined below), upon the prior written consent of the Employee, the Company may hire another individual to serve as the Permanent Chief Executive Officer and the Employee shall no longer serve as the Acting Chief Executive Officer but shall continue to serve as Chairman in accordance with the terms and provisions of this Agreement (the "Position"). The term of this Agreement shall commence on the date hereof and shall continue until April 1, 2002, subject to early termination pursuant to the provisions of Section 9 hereof (the "Initial Term") and as may be extended from time to time by mutual consent of Employer and Employee. The Initial Term of employment and any renewal periods hereunder, subject to the provisions of Section 9 hereof, are hereinafter referred to as the "Term."

        2.  Duties.  During the Term, the Employee shall serve the Company
            ------
faithfully and shall devote such time, attention, skill and efforts as are sufficient to execute the

                                                                  EXECUTION COPY

performance of the duties required by or appropriate for the Position, provided that the Company hereby acknowledges that the Employee shall not be a full time employee of the Company. Employee agrees to assume such duties and responsibilities as may be customarily incident to such position, and as may be reasonably assigned to Employee from time to time by the Board of Directors of the Company. Employee shall report, throughout the Term, to the Executive Committee of the Board of Directors (the "Executive Committee") of the Company; it is anticipated that Employee will devote two-thirds of his working time to service to the Company. Employee shall perform his duties from the Company's office in Fort Washington, Pennsylvania or in his home office in Tucson, Arizona, but shall travel to the extent reasonably necessary to perform the duties hereunder. If the employee is required to travel internationally (excluding North America), it shall be in business class.

        3.  Other Business Activities.  The Company hereby acknowledges that the
            -------------------------
Employee will engage, directly or indirectly, during the Term in other business activities or pursuits, provided, however, that such activities shall not interfere with the performance of Employee's responsibilities and obligations pursuant to this Agreement.

        4.  Compensation.
            ------------

            4.1 The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, a base salary at the annual rate of One Hundred Thirty One Thousand Two Hundred Fifty Dollars ($131,250) (as the same may hereafter be increased, the "Base Salary"), which shall continue as such for the remainder of the Term unless otherwise increased pursuant to this Section 4 of this Agreement. The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. Increases in the Base Salary may be granted from time to time at the sole discretion of the Company. In addition to the Base Salary, the Company shall pay Employee, within thirty (30) days after receipt of the final audit for each fiscal year, a bonus (the "Bonus") in the same manner as for similarly situated employees. Such Bonus shall be based on the guidelines established by the Company in advance of each fiscal year under the Company's formal incentive compensation plan, including, but not limited to, the results of the Company's operations, achievement of business unit targets, if applicable, and individual performance as compared to specific management objectives set prior to each fiscal

                                                                  EXECUTION COPY

year. Payment of any Bonus upon termination of Employee shall be paid in accordance with Section 9 hereof.

            4.2 In addition to the foregoing Section 4.1, the Company shall grant to the Employee an incentive stock option (the "Option") to purchase seventy five thousand (75,000) shares of Common Stock, no par value, of the Company ("Common Stock"). The Option shall be an incentive stock option. The Option shall be subject to and in accordance with the provisions of the 1997 Incentive Plan of the Company, as amended (the "Plan") and shall vest in accordance with the terms set forth in the Incentive Stock Option Agreement between the Company and the Employee dated as of February 15, 2000. In addition to the Option, the Company may grant to the Employee additional stock options under the Plan as determined by the Compensation Committee of the Board from time to time in its sole discretion.

        5.  Benefits and Expenses. Except as otherwise provided in this
            ---------------------
Agreement or in Schedule A attached hereto, the Employee shall be entitled to
(i) all standard benefits for executive level vice-presidents of the Company and
(ii) those benefits set forth on Schedule A hereto (collectively, "Benefits").

        6.  Confidentiality.  Employee recognizes and acknowledges that the
            ---------------
Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly, divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Nothing herein contained shall restrict Employee's ability to make such disclosures as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                                                                  EXECUTION COPY
        7.  Property.
            --------

            (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties or as otherwise permitted pursuant to Section 6 hereof; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

            (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                 (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in

                                                                  EXECUTION COPY

any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                 (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                 (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

        8.  Noncompetition.
            --------------

            8.1  Covenant Not to Compete.  The Employee shall not, during the
                 -----------------------
Term, including any extensions of the Term, and during the Restricted Period, as hereinafter defined, do any of the following directly or indirectly without the prior written consent of the Company:

                 (a) compete with the Company or any of its respective affiliates or subsidiaries, or any of their respective successors or assigns, whether now existing or hereafter created or acquired (collectively, the "Related Companies"), in any document management business conducted during the Term or, as of the date of this Agreement, contemplated to be conducted during the Term of this Agreement (as has been determined by the

                                                                  EXECUTION COPY

Board) or in any other business conducted by the Company in which the Employee is or has been actively engaged (the "Restricted Business") within any geographic area located within the United States of America, its possessions or territories (the "Restricted Area");

                 (b) become interested (whether as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity that competes with the Related Companies in the Restricted Business within the Restricted Area; provided, however, that nothing contained in this Section 8(b) shall prohibit Employee from owning, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held company listed on a well-recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc;

                 (c) influence or attempt to influence any supplier, customer or prospective customer of the Company or any of the Related Companies to terminate or modify any written or oral agreement or course of dealing with the Company or the Related Companies; or

                 (d) influence or attempt to influence any person (other than a family member) to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or any of the Related Companies, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any of the Related Companies as an employee, consultant, agent or distributor of the Company or the Related Companies at any time during the one-year period immediately preceding the termination of Employee's employment hereunder.

            8.2  Restricted Period.  Other than as specifically provided in
                 -----------------
this Section 8.2, the Restricted Period shall begin on the date of the termination of this Agreement and shall continue for a period of twelve (12) months thereafter, provided, however, that if this Agreement is not renewed upon the expiration of the Initial Term, the Restricted Period shall begin on the date of such expiration and shall continue for a period of six (6) months thereafter.

            8.3  Forfeiture of Options.  Notwithstanding any other provision
                 ---------------------
of this Agreement, any unexercised stock options or unvested stock award shall become nonexercisable and shall be forfeited if the Employee is terminated pursuant to Section 8.1 hereof.

                                                                  EXECUTION COPY

        9.  Termination.  Employee's employment hereunder may be terminated
            -----------
during the Term upon the occurrence of any one of the events described in this
Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

            9.1  Termination for Disability.
                 --------------------------

                 (a) In the event of the disability of the Employee such that Employee is unable to perform his duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than one hundred eighty (180) consecutive days or more than two hundred seventy (270) days, in the aggregate, during any seven hundred thirty (730) day period ("Disability"), Employee's employment hereunder may be terminated by the Company by notice to Employee pursuant to a determination by the Executive Committee. For purposes of this Agreement, except as hereinafter provided, the determination as to whether the Employee is ill, injured or incapacitated shall be made by a licensed physician selected by Employee and shall be based upon a full physical examination and good faith opinion by such physician. In the event that the Executive Committee disagrees with such physician's conclusion, the Executive Committee may require that Employee submit to a full physical examination by another licensed physician selected by Employee and approved by the Company. If the two opinions shall be inconsistent, a third opinion shall be obtained after full physical examination by a third licensed physician selected by Employee and approved by the Company. The majority of the three opinions shall be conclusive.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary, Benefits, Earned Bonus (as defined in the Plan) and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation"), including payment prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

            9.2  Termination by Death.  In the event that Employee dies during
                 --------------------
the Term, Employee's employment hereunder shall be terminated thereby and the Company shall

                                                                  EXECUTION COPY

pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary, Benefits, Earned Bonus and Other Compensation through the end of the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation pursuant to this Agreement or any amendment hereto to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives, administrators or beneficiaries designated by the Employee will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

            9.3  Termination By Company for Cause.
                 --------------------------------

                 (a) The Company may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee based upon a good faith determination by the Executive Committee. The good-faith nature of the determination shall not in and of itself mean that "cause" exists. For purposes of this Agreement, "cause" shall mean: (i) any material breach by Employee of any of his obligations under Section 6, 7, or 8 of this Agreement, if not cured within 30 days notice from the company, (ii) gross incompetence in the performance by Employee of the duties required by or appropriate for his Position, if not cured within thirty (30) days notice from the Company, (iii) a material violation, that is not cured within 30 days notice from the company, of the Company's employee policies, as may be amended from time to time, or (iv) other conduct of Employee involving any type of willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

            9.4  Termination By Company Without Cause.
                 ------------------------------------

                                                                  EXECUTION COPY

                 (a) The Company may terminate Employee's employment hereunder at any time, for any reason, without cause, effective upon the date designated by the Company upon fifteen (15) days notice to Employee.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits, Earned Bonus and Other Compensation, plus continuation of the then current Base Salary and Benefits (including vesting of options and other Benefits) for a period of twelve (12) months thereafter. Except as specifically set forth in this Section 9.4, the Company shall have no liability or obligation hereunder by reason of such termination.

            9.5  Termination By Employee
                 ------------------------

                 (a)  Without Cause.
                      -------------

                      (i) Employee may terminate Employee's employment hereunder upon sixty (60) days notice of the termination of his employment hereunder pursuant to this Section 9.5(a) (the date the Employee gives such notice shall be herein referred to as the "Request Date"). The date set forth in such notice as the date of termination of Employee's employment pursuant to this Agreement, shall be referred to herein as the "Termination Date". Notwithstanding the foregoing, upon receipt by the Company of such written notice of termination, the Company in its sole discretion, may deem such termination effective immediately (the "Accelerated Termination Date"). In the event the parties mutually agree to an alternative date of termination, that date shall be considered the Termination Date.

                      (ii) In the event of a termination of Employee's employment hereunder pursuant to Section 9.5(a)(i) hereof, Employee shall be entitled to receive all accrued but unpaid (as of the earlier of the Termination Date or the Accelerated Termination Date), Base Salary and Benefits. In addition, if the Company does not deem such termination to be effective immediately, upon receipt of the termination notice and Employee performs his duties in a satisfactory manner, as determined in the reasonable judgement of the Board, until the Termination Date, Employee shall also be entitled to an amount equal to one month's Base Salary (in effect at such time). In addition, in the event of a termination of Employee's employment pursuant to Section 9.5(a) at the end of the Term upon sixty days (60) prior written notice and upon the satisfactory completion, in the reasonable judgement of the Board, of Employee's duties during the 60-day period after receipt of such termination notice, Employee shall be entitled to receive an amount equal to one month's Base Salary (in effect at such time)

                                                                  EXECUTION COPY

multiplied by the number of the complete 12-month periods of ImageMax service (whether or not pursuant to this Agreement) completed prior to giving notice of termination. Except as specifically set forth in this Section 9.5(a), all Base Salary, Benefits and Bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.5, the Company shall have no liability or obligation hereunder by reason of such termination.

                 (b)  Good Reason.
                      -----------

                      (i) The Employee may terminate his employment hereunder at any time in the event that the Company fails to perform its duties and obligations hereunder effective upon the date designated by the Employee in a written notice of the termination of employment hereunder pursuant to this
Section 9.5(b); provided that, such date shall be at least thirty (30) days after the date of such notice.

                      (ii) In the event of a termination of the Employee's employment hereunder pursuant to Section 9.5(b) hereof, the Employee shall be entitled to receive all of the benefits and compensation pursuant to this Agreement for the remainder of the term hereunder.

            9.6  Sale of Company/Change of Control.
                 ---------------------------------

                 (a) If there is a Sale of the Company or a Change of Control during the Term, then the Company or the successor to all or substantially all of the Company's assets, capital stock or business (the "Successor Entity"), as the case may be, must offer Employee employment pursuant to a written contract offer (the "Offer") within five (5) days of such Sale of the Company or Change of Control. Employee shall, within fifteen (15) days after receipt of such Offer, either (i) accept the terms of the Offer, such acceptance indicated by return of a copy of the Offer duly executed, (ii) elect in writing, provided to the Company or the Successor Entity, as the case may be, to remain employed under this Agreement for the remainder of the Term, or (iii) elect to terminate Employee's employment hereunder upon sixty (60) days prior notice, such termination to be effective at the expiration of said sixty (60) day period, or sooner, if desired by the Company or the Successor Entity.

                 (b) For purposes of this Agreement, a "Change of Control" means either (i) the sale, transfer, assignment or other disposition by stockholders of the Company, in one transaction or a series of related transactions, of more than thirty percent (30%) of either the outstanding shares of common stock or the combined voting power represented by

                                                                  EXECUTION COPY

the Company's then outstanding voting securities entitled to vote generally or the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding securities, in a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets, other than (A) any such sales, transfers, assignments or other dispositions by such stockholders to their respective Affiliates or (B) any such transaction effected primarily to reincorporate the Company in another jurisdiction; or (ii) a majority of members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not advised by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election.

                 (c) For purposes of this Agreement, "Affiliate" means, with respect to any stockholder of the Company, (i) any Person directly or indirectly controlling, controlled by or under common control with such stockholder, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such stockholder, (iii) any officer, director or general partner of such stockholder, or (iv) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the outstanding voting securities of any Person described in clauses (i) through
(iv) of this paragraph (c).

                 (d) For purposes of this Agreement, "Person" means an individual, partnership, corporation, joint venture, association, trust, unincorporated association, other entity or association.

                 (e) For purposes of this Agreement, a "Sale of the Company" means a sale, transfer, assignment or other disposition (including by merger or consolidation), of all of the outstanding stock of the Company, or of all or substantially all of the assets of the Company, a liquidation or dissolution of the Company. A "Sale of the Company" shall not include the consummation of a public offering of Common Stock of the Company or its affiliate pursuant to a registration statement or any transaction effected primarily to reincorporate the Company in another jurisdiction.

                 (f) In the event of termination of Employee's employment by Employee hereunder pursuant to clause (iii) in paragraph (a) above, Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits

                                                                  EXECUTION COPY

and Earned Bonus and Other Compensation. In addition, in such case Employee shall be entitled to receive Base Salary and Benefits for the twelve (12) months following the effective date of such termination (the "Additional Amount"). At his sole option, Employee may receive the Additional Amount paid either (i) monthly for twelve (12) months, or (ii) in one payment on the effective date of such termination, in which case the value of the Benefits otherwise payable will be monetized, and such payment of the Additional Amount will be discounted at the then current Federal Short Term Rate as defined in the Internal Revenue Code of 1986, as amended.

                 (g) In the event Employee chooses to continue employment hereunder pursuant to clause (i) or (ii) in paragraph (a) above and Employee's employment is thereafter terminated prior to the expiration of the Term for any reason other than Death, Disability or termination pursuant to clause (iii) in paragraph (a) above, Employee shall be entitled to receive all the benefits and compensation referred to in paragraph (f) above. In the event Employee chooses to continue employment hereunder pursuant to clause (ii) in paragraph (a) above, at the expiration of the Term, Employee shall be entitled to receive an amount equal to two months' Base Salary (in effect at such time) multiplied by the number of complete 12-month periods of service completed prior to such termination

                 (h) If this Agreement is assumed by any Successor Entity, any payments set forth herein shall be the obligation of such Successor Entity.

                 (i) Except as specifically set forth in this Agreement, (i) all Base Salary, Benefits and Bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plans then in force and applicable to Employee, and (ii) the Company shall have no liability or obligation hereunder by reason of such termination.

                 (j) If the Successor Entity fails to make the Offer, Employee shall be entitled to receive all of the benefits and compensation for either (i) the time period referred to in paragraph (f) above or (ii) the remainder of the term of this Agreement, whichever is greater.

            9.7  Severance Upon Expiration of the Initial Term.  If this
                 ---------------------------------------------
Agreement is not renewed by the parties upon the expiration of the Initial Term, Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits, Earned Bonus and Other Compensation, plus continuation of the then current Base Salary and Benefits (including vesting of options and other Benefits) for a period of six
(6) months after termination of employment hereunder. Except as specifically set forth in this

                                                                  EXECUTION COPY

Section 9.7, the Company shall have no liability or obligation hereunder by reason of such termination.

            10.  Other Agreements.  Employee represents and warrants to the
                 ----------------
Company that:

                 (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

                 (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

                 (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein.

                (d) In the event that they are still in effect, that Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

            11.  Survival of Provisions.  The provisions of this Agreement set
                 ----------------------
forth in Sections 6, 7, 8, 9, 21 and 22 hereof shall survive the termination of Employee's employment hereunder.

            12.  Indemnification and Insurance.
                 -----------------------------

                 12.1 The Company shall indemnify the Employee to the maximum extent permitted under the Business Corporation Law of Pennsylvania of 1988, as amended, from and against any and all losses, costs, damages or expenses the Employee may sustain by

                                                                  EXECUTION COPY

reason of his employment hereunder in the same manner and to the same extent as the executive officers of the Company.

                 12.2  Insurance.  The Company shall preserve and maintain
                       ---------
insurance for Employee's benefit on account of Employee's employment pursuant to this Agreement and Employee's service as a director, whether in a separate policy or under any other policy covering the errors and omissions of the Company's employees or directors.

            13.  Successors and Assigns.  This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement, subject, however, to Employee's rights as to termination as provided in Section 9.6 hereof.

            14.  Notice.  Any notice or communication required or permitted
                 ------
under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

          If to Employee:

                              [_______________________]

          If to Company:

               Mark Glassman
               ImageMax, Inc.
               455 Pennsylvania Avenue, Suite 128
               Fort Washington, Pennsylvania  19034

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

                                                                  EXECUTION COPY

            15.  Entire Agreement; Amendments.  This Agreement contains the
                 ----------------------------
entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

            16.  Waiver.  The waiver of the breach of any term or provision of
                 ------
this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

            17.  Governing Law.  This Agreement shall be construed and enforced
                 -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

            18.  Invalidity.  In case any one or more of the provisions
                 ----------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

            19.  Section Headings.  The section headings in this Agreement are
                 ----------------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

            20.  Number of Days.  In computing the number of days for purposes
                 --------------
of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in Philadelphia, Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

            21.  Specific Enforcement; Extension of Period.
                 -----------------------------------------

                 (a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or

                                                                  EXECUTION COPY

proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                 (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

            22.  Arbitration.  In the event that the parties are unable to
                 -----------
resolve any disputes arising hereunder, such dispute shall be submitted for a binding determination by a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association.

            23.  Expenses. Each party shall pay all costs and expenses that it
                 --------
incurs withrespect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Employee or its designee for its reasonable fees and expenses incurred in connection with the negotiation, execution, delivery, performance and modification of this Agreement.

            24.  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

                                  IMAGEMAX, INC.



                                  By:   /s/ Mark P. Glassman
                                        ____________________________________
                                        Name:  Mark P. Glassman
                                        Title:  Chief Financial Officer


                                  /s/ David C. Carney
                                  ________________________________________
                                  David C. Carney, Chairman and Acting Chief
                                  Executive Officer

                                                                  EXECUTION COPY

                                   SCHEDULE A

1.  Life Insurance.  Company will provide Employee, at no expense to the
    --------------
    Employee, life insurance coverage in an amount equal to three (3) times Employee's initial Base Salary.

2.  Vacation.  The Employee shall be entitled to fifteen (15) days per year of
    --------
    paid vacation.

3.  Business Travel Accident Insurance.  Company will provide Employee, at no
    ----------------------------------
    expense to the Employee, business travel accident insurance coverage in an amount equal to six (6) times Employee's base salary through either: (i) a group policy covering similarly situated employees, or (ii) a policy specific to Employee, depending on the cost and availability of coverage.

4.  Disability Insurance.  The Employee shall be entitled to participate under
    --------------------
    any Company plan related to providing disability benefits, provided that Employee is eligible for participation pursuant to the terms of such plan.

5.  Reimbursement of Expenses.  The Company shall reimburse the Employee for all
    -------------------------
    of his ordinary and necessary expenses incurred in connection with performing his duties and obligations under the Agreement.